Consent of Independent Registered
Public Accounting Firm

We have issued our reports dated March 2, 2012, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Advanced Energy Industries, Inc. on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Advanced Energy Industries, Inc. on Forms S-8 (File No. 333-01616, effective February 23, 1996; File No. 333-04073, effective May 20, 1996; File No. 333-46705, effective February 23, 1998; File No. 333-57233, effective June 19, 1998; File No. 333-65413, effective October 7, 1998; File No. 333-79425, effective May 27, 1999; File No. 333-79429, effective May 27, 1999; File No. 333-62760, effective June 11, 2001; File No. 333-69148, effective September 7, 2001; File No. 333-69150, effective September 7, 2001; File No. 333-87718, effective May 7, 2002; File No. 333-152865, effective August 7, 2008; File No. 333-167027, effective May 21, 2010; File No. 333-167027, effective May 25, 2010; File No. 333-167741, effective June 24, 2010 and File No. 333-168519, effective August 4, 2010)

/s/ GRANT THORNTON LLP

Denver, Colorado
March 2, 2012